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                              NOTICE OF TERMINATION

                                 MARCH 25, 2011

Pursuant to paragraph 5(c) of that certain Agreement dated as of January 4, 1999 (the "AGREEMENT") between American International Group, Inc., a corporation organized under the laws of the State of Delaware ("AIG"), and SunAmerica Annuity and Life Assurance Company (formerly known as "Anchor National Life Insurance Company"), an Arizona corporation, a copy of which is attached hereto as Exhibit 1, AIG hereby provides notice of termination of the Agreement to be effective on April 24, 2011.

                                        AMERICAN INTERNATIONAL GROUP, INC.


                                        By: /s/ Robert A. Gender
                                            ------------------------------------
                                            Name:  Robert A. Gender
                                            Title: Senior Vice President and
                                                   Treasurer


                                        By: /s/ Jeffrey A. Welikson
                                            ------------------------------------
                                            Name:  Jeffrey A. Welikson
                                            Title: Vice President and Secretary